UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina		27101
(Address of principal executive offices)		(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)(d) On November 12, 2012, the Board of Directors of Targacept, Inc. approved the appointment of Stephen A. Hill, M.D., as Targacept’s President and Chief Executive Officer. The appointment becomes effective upon the commencement of Dr. Hill’s employment with Targacept, which is expected to be on or about December 1, 2012. In addition, subject to and effective upon the commencement of Dr. Hill’s employment, the Board of Directors elected Dr. Hill to the Board of Directors, to fill a current vacancy in Class II and hold office until the 2014 annual meeting of stockholders and his successor is duly elected and qualified. Dr. Hill is not expected to serve on any committee of the Board of Directors and will receive no compensation for his service on the Board of Directors. Dr. Hill’s executive role with Targacept, together with his extensive experience in a broad range of senior management positions with life science companies, led to the Board of Directors’ conclusion that he should join the Board of Directors when his appointment as President and Chief Executive Officer begins.

On November 14, 2012, Targacept and Dr. Hill entered into an employment agreement. By the terms of the agreement, Dr. Hill is to receive an annual base salary of not less than $500,000 and has a target bonus opportunity of up to 50% of his annual base salary or such higher amount as the compensation committee of the Board of Directors or the full Board of Directors may determine. Targacept has also granted to Dr. Hill, effective as of his first day of employment with Targacept (or, if the NASDAQ Stock Market is closed for trading on his first day, as of the first day thereafter on which the NASDAQ Stock Market is open), a nonqualified stock option to purchase 400,000 shares of Targacept’s common stock at an exercise price per share equal to the closing price of Targacept’s common stock on the grant date as reported by NASDAQ. The stock option, which will have a 10-year term, will vest and become exercisable as to 25% of the underlying shares on December 31, 2013 and as to the remaining underlying shares ratably thereafter on the last day of twelve (12) consecutive calendar quarters, subject in each case to Dr. Hill’s continuous service with Targacept through the applicable vesting date.

The agreement also provides that, if Dr. Hill’s employment is terminated by Targacept without “just cause” or if he terminates his employment for “good reason” (as such terms are defined in the agreement), he is entitled to receive cash severance, payable monthly, equal to his then current base salary for 12 months. If a termination by Targacept without just cause or if a termination by Dr. Hill for good reason occurs within 12 months after, or in connection with but prior to, a “change in control” (as defined in the agreement) of Targacept, he is instead entitled to receive cash severance, payable monthly, equal to the sum of his then current base salary and a prorated portion of his then current target annual bonus for 18 months, as well as acceleration of vesting for all unvested stock options (or restricted stock or other equity-based awards) held by him at the time of termination. In addition, in either case, he is entitled to continuation for a specified period of certain employee benefits, as well as outplacement services. Receipt of any of these payments and benefits is contingent on the delivery by Dr. Hill of a release and waiver of legal claims related to the employment relationship.

The description of Dr. Hill’s employment agreement with Targacept included in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 (and includes as an exhibit thereto the form of agreement evidencing the stock option described above) and incorporated herein by reference.

Dr. Hill, age 54, previously served as president and chief executive officer of Solvay Pharmaceuticals, Inc., a pharmaceutical company, from April 2008 until its acquisition by Abbott Laboratories in December 2010. Prior to Solvay, he served as president, chief executive officer and director of ArQule, Inc., a pharmaceutical company, from April 1999 to March 2008. Previously, he held several leadership positions with F. Hoffmann-La Roche Ltd., including Global Head of Clinical Development, and served for seven years with the National Health Service in the United Kingdom in General and Orthopedic Surgery. Most recently, Dr. Hill served as president and chief executive officer of QUE Oncology, an unincorporated initiative among academic institutions, from March 2012 to November 2012 and as president and chief executive officer of 21st Century Biodefense, a biodefense company, from March 2011 to December 2011. He currently serves as non-executive Chairman of the Board of Directors of each of Novelos Therapeutics, Inc. and Audeo Oncology Inc. Dr. Hill is a Fellow of the Royal College of Surgeons of England and holds degrees in medicine and surgery from St. Catherine’s College at Oxford University.

There are no arrangements or understandings between Dr. Hill and any other persons pursuant to which he was appointed as the President and Chief Executive Officer and to the Board of Directors of Targacept. There are no family relationships between Dr. Hill and any director, executive officer or person nominated or chosen by Targacept to become a director or an executive officer. There is no information with respect to Dr. Hill required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Upon Dr. Hill joining Targacept, the Office of the Chairman, comprised of Mark Skaletsky, Chairman of Targacept’s Board of Directors, Jeffrey P. Brennan, Targacept’s Senior Vice President, Business and Commercial Development and Chief Business Officer, Alan A. Musso, C.P.A., C.M.A., Targacept’s Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer, and Peter A. Zorn, Esq., Targacept’s Senior Vice President, Legal Affairs, General Counsel and Secretary, which was formed in May 2012 upon the departure of Targacept’s former President and Chief Executive Officer, will be dissolved.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement dated November 14, 2012 by and between Targacept, Inc. and Dr. Stephen A. Hill, including the form of nonqualified stock option agreement attached as an exhibit thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: November 16, 2012	/s/ Peter A. Zorn
Peter A. Zorn
Senior Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated November 14, 2012 by and between Targacept, Inc. and Dr. Stephen A. Hill, including the form of nonqualified stock option agreement attached as an exhibit thereto